GMO TRUST
SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of February 28, 2002:

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


Fund                                                     Shareholder

GMO U.S. Core Fund                                       NRECA
GMO Growth Fund                                          Surdna Foundation Inc
GMO Growth Fund                                          The Northern Trust Company, Trustee of The Aerospace Corporation Employees
                                                         Retirement Plan Trust
GMO Value Fund                                           Leland Stanford Junior University II
GMO Value Fund                                           American Express Trust Co. FBO American Express Trust Retirement
                                                         Services Plans
GMO Short-Term Income Fund                               Bost & Co A/C NYXF1049822 (Verizon-STIF)
GMO International Intrinsic Value Fund                   State Street Bank as Trustee for the Electronic Data Systems Corporation
GMO International Intrinsic Value Fund                   Trustees of Columbia University in the City of New York - Global
GMO International Intrinsic Value Fund             Sisters of the Holy Cross Inc. c/o Sister Mary Eliza Martin CSC General Treasurer
GMO International Intrinsic Value Fund                   MD CO FBO Memorial Drive Trust c/o MDT Advisors Inc, Attn Kelly Corwin
GMO Tobacco-Free Core Fund                              Northern Trust Company Custodian FBO Mayo Foundation (General) A/C# 26-1024,
                                                         Attn Mr. Harry Hoffman
GMO Tobacco-Free Core Fund                             Northern Trust Company as Trustee FBO Mayo Foundation (Pension) AC# 22-06943,
                                                         Attn Mr. Harry Hoffman
GMO International Small Companies Fund                   Yale University
GMO U.S. Sector Fund                                     Cormorant Fund c/o GMO
GMO International Bond Fund                              Saturn & Co A/C 4600712 c/o Investors Bank & Trust Company TR -
                                                         FBO The John Hancock Mutual Life Insurance Company Pension Plan
GMO International Bond Fund                              Bost & Co A/C NYXF1049812 (Verizon-IBF)
GMO Small Cap Growth Fund                                Bost & Co A/C WFHF6202002 - FBO The Hewlett Foundation
GMO Emerging Markets Fund                                Princeton University TR
GMO Emerging Country Debt Fund                           San Francisco City & County Retirement System
GMO Emerging Country Debt Fund                           Chase Manhattan Bank, TTEE for General Motors Employees Global Group
                                                         Pension Trust
GMO Global Hedged Equity Fund                            The Edna McConnell Clark Foundation
GMO Currency Hedged International Bond Fund              Metropolitan Opera Association Inc
GMO Currency Hedged International Bond Fund              The Edna McConnell Clark Foundation
GMO Currency Hedged International Equity Fund            The Edna McConnell Clark Foundation
GMO Global Bond Fund                                     Fresno County Employees' Retirement Association
GMO Foreign Fund                                         Princeton University TR
GMO Foreign Fund                                         Harris County Hospital District Pension Plan
GMO Foreign Fund                                         Fidelity Investments Institutional Operations Company Inc (FIIOC) as Agent
                                                         for Certain Non-Qualified PLA
GMO World Equity Allocation Fund                         Mars & Co (Bridgewater College) c/o Investors Bank & Trust Co
GMO Global (U.S.+) Equity Allocation Fund                Bost & Co, Yale Trusts
GMO Core Plus Bond Fund                                  Bost & Co A/C NYXF174740 (Verizon-Core Plus)
GMO Emerging Countries Fund                              Duke University Long-Term (Endowment) Pool - Emerging c/o Duke Management
                                                         Company
GMO Asia Fund                                            Princeton University TR
GMO Tax-Managed U.S. Equities Fund                       Alexander Family Trust c/o Groves-Alexander
GMO Tax-Managed International Equities Fund              Gordon Family Trust
GMO Tax-Managed International Equities Fund              The Northern Trust Mars Benefit Trust
GMO Intrinsic Value Fund                                 Princeton University TR
GMO Emerging Country Debt Share Fund                     Sprint Corporate Master Trust
GMO Tax-Managed Small Companies Fund                     Bank of America FBO William Barron Hilton Charitable Remainder Trust
GMO Foreign Small Companies Fund                         The University of Chicago Attn Regina Manikowski
GMO International Disciplined Equity Fund                Mac & Co A/C KREF0756022 Kresge Foundation
GMO International Growth Fund                            Bost & Co A/C NYXF1776502 (Verizon-Intl Growth) Mutual Funds Operations


The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period March 1, 2001 through February 28, 2002:

Fund                                                     Shareholder

GMO U.S. Core Fund                                       Wheeler & Co FBO The Hyams Foundation Inc
GMO International Small Companies Fund                   Princeton University TR
GMO Global Hedged Equity Fund                            Partners Healthcare System Pooled Investment Accounts
GMO Currency Hedged International Bond Fund              Bost & Co A/C NYXF1783842 - FBO Bell Atlantic-Fixed Income
GMO Currency Hedged International Equity Fund            Trustees of Columbia University in the city of New York - Global
GMO Foreign Fund                                         American Committee for the Weizmann Institute of Science Inc.
GMO International Equity Allocation Fund                 MD Co FBO Memorial Drive Trust c/o MDT Advisors Inc
GMO World Equity Allocation Fund                         Longwood College Foundation Inc
GMO Core Plus Bond Fund                                  Phillips Exeter Academy
GMO Core Plus Bond Fund                                  GMO Global Balanced Allocation Fund
GMO Tax-Managed U.S. Equities Fund                       Fleet National Bank Metcalf FBO Various Accounts
GMO Alpha LIBOR Fund                                     The Chase Manhatten Bank as Directed Trustee for the IBM Personal
                                                         Pension Plan Trust
GMO Foreign Small Companies Fund                         Princeton University TR
GMO Foreign Small Companies Fund                         FMC Corporation Defined Benefit Retirement Trust
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